Exhibit 15.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-240180, No. 333-224391 and No.333-212406) and Form F-3 (No. 333-237574) of Hutchison China MediTech Limited of our report dated March 4, 2021 relating to the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited, which appears in this Annual Report on Form 20-F of Hutchison China MediTech Limited.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
March 4, 2021